                                                            EXHIBIT 99

================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549



                                   FORM 11-K



  (Mark One)
         [X] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

                  For the fiscal year ended December 31, 1998

                                       OR

       [ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

          For the transition period from ____________ to ____________

                         Commission file number 1-12147



                    THRIFT PLAN OF DELTIC TIMBER CORPORATION
                            (Full title of the Plan)



                           DELTIC TIMBER CORPORATION
           (Exact name of issuer of securities held pursuant to Plan)


210 East Elm Street, P. O. Box 7200,              71731-7200
      El Dorado, Arkansas                         (Zip Code)
    (Address of principal
      executive offices)


================================================================================

                                   Ex. 99-0

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------



The Board of Directors
Deltic Timber Corporation:



We have audited the accompanying statements of net assets available for benefits of the Thrift Plan of Deltic Timber Corporation as of December 31, 1998 and 1997, and the related statement of changes in net assets available for benefits for the year ended December 31, 1998. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Thrift Plan of Deltic Timber Corporation as of December 31, 1998 and 1997, and the changes in net assets available for benefits for the year ended December 31, 1998, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information related to the statements of net assets available for benefits included in Note 4 - Net Assets by Investment Fund and the statement of changes in net assets available for benefits included in Note 5 - Net Change in Net Assets is presented for purposes of additional analysis rather than to present the net assets available for benefits and changes in net assets available for benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


/s/KPMG LLP

KPMG LLP
Shreveport, Louisiana
June 11, 1999

                                   Ex. 99-1

                    THRIFT PLAN OF DELTIC TIMBER CORPORATION
                Statements of Net Assets Available for Benefits
                           December 31, 1998 and 1997



                                                          Dec. 31,    Dec. 31,
                                                            1998        1997
                                                         -----------  ---------
Assets
 Investments, at fair value
   Common Stock
     Deltic Timber Corporation                          $  1,032,999    895,108
     Murphy Oil Corporation                                  685,581    881,964
                                                          ----------  ---------
       Total Common Stock                                  1,718,580  1,777,072

   Mutual funds
     Equity securities                                       150,189    102,060
     Equity security bank funds                            1,411,327  1,113,706
     Balanced portfolio - equity securities/bonds          1,580,401  1,252,030

   U. S. government securities bank fund                     632,907    447,003

   Collective investment fund                              1,269,424    716,686

   Guaranteed investment contracts, at contract value        541,266  1,151,771
                                                          ----------  ---------

       Total investments                                   7,304,094  6,560,328

 Accrued interest and dividends                               23,937     26,184
 Contributions receivable - employee                               -     21,463
 Contributions receivable - employer                               -      9,234
                                                          ----------  ---------

       Total net assets available for benefits*         $  7,328,031  6,617,209
                                                          ==========  =========




*For details of net assets available for benefits by investment fund, see Note 4
- Net Assets by Investment Fund.

See accompanying notes to financial statements.

                                   Ex. 99-2

                    THRIFT PLAN OF DELTIC TIMBER CORPORATION
           Statement of Changes in Net Assets Available for Benefits
                          Year Ended December 31, 1998





Additions to assets
 Contributions
   Employee                                                  $  610,478
   Employer                                                     251,576
   Rollovers from other plans                                     8,036
                                                             ----------
       Total contributions                                      870,090
                                                             ----------

 Investment income
   Interest                                                      47,111
   Dividends                                                    366,524
   Net appreciation/(depreciation) in fair value of
     investments                                               (179,989)
   Other income/(loss)                                            7,884
                                                             ----------
       Total investment income                                  241,530
                                                             ----------

       Total additions to assets                              1,111,620

Distributions of benefits                                       400,798
                                                             ----------

       Net change in net assets available for benefits*         710,822

Net assets available for benefits
 Beginning of year                                            6,617,209
                                                             ----------

 End of year                                                 $7,328,031
                                                             ==========




* For details of changes in net assets available for benefits by investment fund, see Note 5 - Net Change in Net Assets Available for Benefits.


See accompanying notes to financial statements.

                                   Ex. 99-3

                    THRIFT PLAN OF DELTIC TIMBER CORPORATION
                         Notes to Financial Statements


Note 1 - Description of Plan

 General

 The Thrift Plan of Deltic Timber Corporation ("the Plan") is a profit sharing, defined contribution plan covering each employee who is scheduled to work 1,000 or more hours in a year. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"). Although it has not expressed any intent to do so, Deltic Timber Corporation ("Deltic" or the "Company") has the right under the Plan to amend or terminate the Plan subject to the provisions of ERISA. For a more complete description of the Plan's provisions, refer to the Plan document.

 The Plan, with Bank One Corporation ("Bank One"), New Orleans, Louisiana, as the trustee, is administered by the Employee Benefits Committee, whose members are appointed by the Company's Board of Directors.

 Contributions

 Contributions to the Plan include (a) employee tax-deferred, earnings reduction contributions, (b) employee after-tax contributions, (c) Company matching contributions, (d) after-tax supplemental contributions, and (e) rollovers by new participants from other qualified plans.

 Each participant may contribute, on a combined tax-deferred and/or after-tax basis, up to eight percent of their base earnings. The maximum tax-deferred contribution was $10,000 for 1998 and $9,500 for 1997. The Company has voluntarily agreed to make contributions to the Plan based on each participant's contributions and years of participation. The Company matches 50 percent of employee contributions for the first five years of participation, 75 percent of employee contributions for the second five years of participation, and 100 percent of employee contributions thereafter. However, Company contributions cannot exceed five percent of an employee's base pay. Employee's after-tax supplemental contributions, which are not matched by the Company, may not exceed 10 percent of their base salary. Any amounts contributed by the Company that are forfeited by participants in accordance with provisions of the Plan are applied to reduce subsequent contributions by the Company.

 Throughout various Plan mergers and restatements, the Company has allowed account balances from a former deductible account to remain in the Plan. However, after December 31, 1986, participants were not allowed to contribute to this account.

 Vesting

 A participant is considered to be vested in Company contributions after (1) completion of five years of service, (2) retirement on or after age 65, (3) death, (4) total and permanent disability, or (5) discontinuance of the Plan. In the event of Plan termination, participants will become 100 percent vested in Company contributions. A nonvested participant forfeits Company contributions upon termination of employment.

                                   Ex. 99-4

                    THRIFT PLAN OF DELTIC TIMBER CORPORATION
                         Notes to Financial Statements


 Withdrawals

 A participant may withdraw employee after-tax contributions or Company contributions, if vested, at a minimum of $250, or any higher multiple of 10 percent of the participant's account balance up to 50 percent for a partial withdrawal, or 100 percent for a total withdrawal. If a partial withdrawal is taken, Company contributions will be suspended for six months and another withdrawal cannot be made for 24 months. If a total withdrawal is taken, Company contributions will be suspended for 12 months. Employee contributions may continue without interruption after a partial or total withdrawal.

 A participant may withdraw employee tax-deferred contributions or rollovers from other qualified plans under IRS hardship provisions only. "Hardship" is an immediate and heavy financial need in one of the following areas: (1) large medical expenses not covered by insurance for the employee or family, (2) purchase of a principal residence (not regular mortgage payments), (3) preventing foreclosure or eviction from employee's principal residence, (4) tuition and related education fees for the next 12 months of post-secondary education for employee or family, or (5) other events as may be determined by the IRS. If a hardship withdrawal is taken, participation in all accounts is suspended for 12 months. Company contributions are forfeited only upon termination of employment.

 An after-tax supplemental withdrawal must be the greater of $250 or 10 percent of the participant's account balance and may not be made prior to 12 months from a previous withdrawal.

 Withdrawals from the deductible account are subject to the same withdrawal requirements as after-tax supplemental withdrawals.

 Any Company contributions, employee tax-deferred contributions, contributions to a deductible account, or account earnings withdrawn from the Plan may be subject to a 10 percent penalty tax under the Tax Reform Act of 1986 if the participant is not 59 1/2 years old, permanently disabled, or has died.

 Upon retirement, disability, or death of a participant, the participant or his/her spouse, if the designated beneficiary, has the option to receive settlement in a lump sum or installment payments not to exceed 20 years or actuarial life if less than 20 years.

 Administrative Expenses

 Most administrative expenses are paid by the Company.

                                   Ex. 99-5

                    THRIFT PLAN OF DELTIC TIMBER CORPORATION
                         Notes to Financial Statements


Note 2 - Summary of Significant Accounting Policies

 Basis of Accounting

 The accompanying financial statements of the Plan have been prepared on the accrual basis of accounting and present the net assets available for benefits and changes in those assets.

 The investments and changes in the net assets available for benefits have been determined by the Trustee and reported to the Plan Administrator based on contract value for the guaranteed investment contracts ("GIC's") and quoted market value for all other assets. The carrying value of all financial instruments held by the Trust are reasonable estimates of fair value.

 The financial statements of the Plan are compiled using information received from Bank One. The information includes listings of investments and cash receipts and disbursements of the Plan, together with all other transactions which affect Plan investments. Such information has been certified as complete and accurate by the Trustee. The Trustee has been granted discretionary authority concerning the purchase and sale of investments in the trust fund.

 Use of Estimates

 The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of net assets available for benefits and changes therein. Actual results could differ from those estimates.


Note 3 - Investment Funds

 Each Plan participant may have investments in one or more of nine separate investment options within the Trust. Investments are briefly described in the following paragraphs. Except for certain contribution and transfer restrictions on the Murphy Oil Corporation ("Murphy Oil") Common Stock and GIC Fund, which do not allow any new contributions or transfers to these Funds due to the Company's spin-off from Murphy Oil and the planned elimination of the GIC Fund, a participant determines how each of his/her accounts is divided among the different Funds.

   One Group Government Bond Fund has its entire portfolio invested in securities backed by the U. S. Government, its agencies, or instrumentalities.

   One Group Disciplined Value Fund seeks capital appreciation by investing in the stocks of small to mid-sized companies. Approximately five percent of the portfolio is allocated to cash equivalents.

   One Group Growth Opportunities Fund is primarily invested in common stocks of companies with solid track records of growth, as well as small to mid-sized companies in targeted growth industries.

                                   Ex. 99-6

                    THRIFT PLAN OF DELTIC TIMBER CORPORATION
                         Notes to Financial Statements



      The three One Group Funds are bank funds with investments managed by Bank One Investment Advisors Corporation, a registered investment advisor and an indirect subsidiary of Bank One Corporation.

   Federated Capital Preservation Fund is a collective investment fund which invests primarily in GIC's issued by insurance companies and stable value instruments that feature an attractive monthly interest rate and return of principal, both of which are guaranteed by the issuing insurance company. Federated Research Corporation, Pittsburgh, PA, acts as investment advisor of this Fund.

   Fidelity Advisor Growth Opportunity Fund is a mutual fund which normally invests at least 65% of assets in equity securities of companies that the Fund management believes have long-term growth potential. It may also purchase fixed-income securities. The fund may invest up to 35% of assets in debt securities rated below BBB (rated below investment grade by investors rating services such as Moody's or Standard & Poors). It also may invest without limit in foreign securities. Fidelity Management and Research, Boston, MA, acts as investment advisor of this Fund.

   Vanguard Index Small Cap Stock Fund is a mutual fund which invests in a statistically-selected sample of all the stocks included in the Russell 2000 (an equity fund which measures performance of 2,000 small companies). Vanguard's Core Management Group, Valley Forge, PA, acts as investment advisor of this Fund.

   Guaranteed Investment Contracts' Fund is primarily invested in GIC's so that a portion will mature each year. Each interest rate and principal amount is guaranteed by the contracting insurance companies who have been selected because of having high ratings (indicative of financial strength to meet contractual obligations) from well-known ratings services. The average yield of the GIC's were 6.4% in 1998, with all interest earned being commingled and a composite rate determining the amount credited to each participant's account. At December 31, 1998 and 1997, the GIC's were with Allstate Life Insurance Company, Northbrook, IL and Aetna Life Insurance Company, Hartford, CT. At December 31, 1997, a GIC with Metropolitan Life Insurance Company, New York, NY, was available, but matured during 1998.

     No further contracts or reinvestment will be made in this fund with the last contract maturing June 30, 2000. Therefore, a participant may direct that all or part of his/her account be transferred to another Fund or withdrawn, but cannot direct any contributions or transfers from other Funds to this GIC Fund. As contracts mature, proportional amounts of each participant's account are transferred to (reinvested in) the Federated Capital Preservation Fund, from which the participant may transfer to other investment options.

   Deltic Common Stock Fund is invested in the Common Stock of Deltic Timber
     Corporation with Bank One acting as the investment advisor. A participant withdrawing may elect to receive either cash or stock. If the participant elects to receive stock, whole shares are issued with cash for any fractional shares.

                                   Ex. 99-7

                    THRIFT PLAN OF DELTIC TIMBER CORPORATION
                         Notes to Financial Statements



   Murphy Oil Common Stock Fund is invested in the Common Stock of Murphy Oil
     Corporation with Bank One acting as the investment advisor. Subsequent to the spin-off of Deltic from Murphy Oil, a participant who is an employee of Deltic can direct that all or part of his/her Murphy Oil Stock be either transferred to another Fund or withdrawn but cannot direct any contributions or transfers from other Funds to this Murphy Oil Stock Fund. A participant withdrawing may elect to receive either cash or stock. If the participant elects to receive stock, whole shares are issued with cash for any fractional shares.

 On July 1, 1998, Central Bank/First Commerce Corporation merged with Bank One Corporation. As a result, the balances in each of the Plan's three Marquis Funds were transferred, in full, to comparable One Group Funds which are managed by Bank One Investment Advisors Corporation. (See Note 1 - Description of Plan.) Prior to the merger, the three Marquis Funds were available to participants in addition to those previously described, excluding One Group Funds. (For the remaining footnotes presented, balances in Marquis Funds at the end of 1997 will be reflected as 1998 beginning balances in One Group Funds. The Trustee considers these funds to be comparable and does not account for them separately.)

   Marquis Government Securities Fund had at least 65% of its portfolio invested in obligations issued or guaranteed as to principal and interest by the U.S. Government, its agencies, or instrumentalities.

   Marquis Value Equity Fund was invested in common stocks of larger companies with the fund objective to provide long-term capital appreciation.

   Marquis Growth Equity Fund was invested in common stocks of large growth-oriented companies with the fund objective to provide long-term capital appreciation.

                                   Ex. 99-8

                   THRIFT PLAN OF DELTIC TIMBER CORPORATION
                         Notes to Financial Statements



Note 4 - Net Assets by Investment Fund

 The assets of the Plan are maintained in a Trust sponsored by Deltic. Bank One Corporation is the Trustee. The net assets of the Trust by investment fund (See Note 3 - Investment Funds.) at December 31, 1998, consisted of the following:

                                                One Group    One Group     One Group     Federated
                                                Government  Disciplined     Growth        Capital
                                                   Bond        Value     Opportunities  Preservation
                                                   Fund        Fund          Fund           Fund      Subtotal
                                                ----------  -----------  -------------  ------------  ---------

     Assets
         Investments, at fair value
             Common Stock
                 Deltic Timber Corporation    $          -            -              -             -          -
                 Murphy Oil Corporation                  -            -              -             -          -
                                                ----------  -----------  -------------  ------------  ---------
                     Total Common Stock                  -            -              -             -          -

             Mutual funds
                 Equity securities                       -            -              -             -          -
                 Equity security bank funds              -      611,771        799,556             -  1,411,327
                 Balanced portfolio - equity
                   securities/bonds                      -            -              -             -          -

             U.S. government securities
               bank fund                           632,907            -              -             -    632,907

             Collective investment fund                  -            -              -     1,269,424  1,269,424

             Guaranteed investment contracts,
               at contract value                         -            -              -             -          -
                                                ----------  -----------  -------------  ------------  ---------

                     Total investments             632,907      611,771        799,556     1,269,424  3,313,658

         Accrued interest and dividends              3,037          472              -         8,146     11,655
                                                ----------  -----------  -------------  ------------  ---------

                     Total net assets         $    635,944      612,243        799,556     1,277,570  3,325,313
                                                ==========  ===========  =============  ============  =========

         Number of units outstanding                61,928       42,455         34,184       126,944
                                                ==========  ===========  =============  ============

         Net assets per unit                  $      10.27        14.42          23.39         10.06
                                                ==========  ===========  =============  ============


(NOTE)  Continued on page Ex. 99-10.

                                   Ex. 99-9

                   THRIFT PLAN OF DELTIC TIMBER CORPORATION
                         Notes to Financial Statements


(NOTE)  Continued from page Ex. 99-9.

                                                        Fidelity
                                                        Advisor        Vanguard       Guaranteed
                                        Previous        Growth       Index Small      Investment
                                          Page       Opportunity      Cap Stock       Contracts
                                        Subtotal         Fund            Fund            Fund        Subtotal
                                       ----------    -----------     -----------      ----------    ----------

     Assets
         Investments, at
          fair value
           Common Stock
             Deltic Timber
             Corporation             $         -               -               -               -              -
             Murphy Oil Corporation            -               -               -               -              -
                                      ----------      -----------    -----------      ----------    -----------
               Total Common Stock              -               -               -               -              -

           Mutual funds
             Equity securities                 -               -         150,189               -        150,189
             Equity security
              bank funds               1,411,327               -               -               -      1,411,327
             Balanced portfolio-
              equity securities/
              bonds                            -       1,580,401               -               -      1,580,401

           U.S. government
            securities
            bank fund                    632,907               -               -               -        632,907

           Collective
            investment fund            1,269,424               -               -               -      1,269,424

           Guaranteed investment
            contracts, at
            contract value                     -               -               -         541,266        541,266
                                      ----------     -----------      ----------      ----------     ----------

               Total
               investments             3,313,658       1,580,401         150,189         541,266      5,585,514

         Accrued interest
          and dividends                   11,655               -          11,901           3,222         26,778
                                     -----------     -----------      ----------      ----------     ----------

               Total net
                assets               $ 3,325,313       1,580,401         162,090         544,488      5,612,292
                                     ===========     ===========      ==========      ==========    ===========

         Number of units
          outstanding                                     31,457           7,083         543,981
                                                     ===========      ==========      ==========

         Net assets per
          unit                                       $     50.24           22.88            1.00
                                                      ==========      ===========      ==========

(NOTE)  Continued on page Ex. 99-11.

                                   Ex. 99-10

                   THRIFT PLAN OF DELTIC TIMBER CORPORATION
                         Notes to Financial Statements


(NOTE)  Continued from page Ex. 99-10.

                                                  Deltic     Murphy Oil
                                                 Previous      Common      Common
                                                   Page         Stock      Stock
                                                 Subtotal       Fund        Fund      Total
                                                -----------  -----------  --------  ---------

     Assets
         Investments, at fair value
             Common Stock
                 Deltic Timber Corporation      $         -   1,032,999         -   1,032,999
                 Murphy Oil Corporation                   -           -   685,581     685,581
                                                 ----------  ----------   -------   ---------
                     Total Common Stock                   -   1,032,999   685,581   1,718,580

             Mutual funds
                 Equity securities                  150,189           -         -     150,189
                 Equity security bank funds       1,411,327           -         -   1,411,327
                 Balanced portfolio - equity
                   securities/bonds               1,580,401           -         -   1,580,401

             U.S. government securities
               bank fund                            632,907           -         -     632,907

             Collective investment fund           1,269,424           -         -   1,269,424

             Guaranteed investment contracts,
               at contract value                    541,266           -         -     541,266
                                                 ----------  ----------   -------   ---------

                     Total investments            5,585,514   1,032,999   685,581   7,304,094

         Accrued interest and dividends              26,778      (2,697)     (144)     23,937
                                                 ----------  ----------   -------   ---------

                     Total net assets           $ 5,612,292   1,030,302   685,437   7,328,031
                                                 ==========  ==========   =======   =========

         Number of units outstanding                             50,497    16,615
                                                             ==========   =======

         Net assets per unit                                $     20.40     41.25
                                                             ==========   =======


                                   Ex. 99-11

                   THRIFT PLAN OF DELTIC TIMBER CORPORATION
                         Notes to Financial Statements


 The net assets of the Trust by investment fund (See Note 3 - Investment Funds.) at December 31, 1997, consisted of the following:

                                                 Marquis    Marquis  Marquis   Federated
                                                Government   Value   Growth     Capital
                                                Securities  Equity   Equity   Preservation
                                                   Fund      Fund     Fund        Fund      Subtotal
                                                ----------  -------  -------  ------------  ---------

     Assets
         Investments, at fair value
             Common Stock
                 Deltic Timber Corporation       $       -        -        -             -          -
                 Murphy Oil Corporation                  -        -        -             -          -
                                                  --------  -------  -------       -------  ---------
                     Total Common Stock                  -        -        -             -          -

             Mutual funds
                 Equity securities                       -        -        -             -          -
                 Equity security bank funds              -  512,498  601,208             -  1,113,706
                 Balanced portfolio - equity
                   securities/bonds                      -        -        -             -          -

             U.S. government securities
               bank fund                           447,003        -        -             -    447,003

             Collective investment fund                  -        -        -       716,686    716,686

             Guaranteed investment contracts,
              at contract value                          -        -        -             -          -
                                                  --------  -------  -------       -------  ---------

                     Total investments             447,003  512,498  601,208       716,686  2,277,395

         Accrued interest and dividends              2,215    1,192      511         5,644      9,562
         Contributions receivable - employee         1,638    1,933    2,414         3,623      9,608
         Contributions receivable - employer           598      663      796         1,369      3,426
                                                  --------  -------  -------       -------  ---------

             Total net assets                    $ 451,454  516,286  604,929       727,322  2,299,991
                                                   =======  =======  =======       =======  =========

         Number of units outstanding                44,567   33,301   38,989        71,669
                                                   =======  =======  =======      ========

         Net assets per unit                     $   10.13    15.50    15.52         10.15
                                                   =======  =======  =======       =======

(NOTE)  Continued on page Ex. 99-13.

                                   Ex. 99-12

                   THRIFT PLAN OF DELTIC TIMBER CORPORATION
                         Notes to Financial Statements


(NOTE)  Continued from page Ex. 99-12.

                                                 Fidelity
                                                  Advisor     Vanguard          Guaranteed
                                                 Previous      Growth     Index Small       Investment
                                                   Page      Opportunity   Cap Stock        Contracts
                                                 Subtotal       Fund         Fund        Fund     Subtotal
                                                -----------  -----------  -----------  ---------  ---------

     Assets
         Investments, at fair value
             Common Stock
                 Deltic Timber Corporation      $         -            -            -          -          -
                 Murphy Oil Corporation                   -            -            -          -          -
                                                 ----------   ----------      -------  ---------  ---------
                     Total Common Stock                   -            -            -          -          -

             Mutual funds
                 Equity securities                        -            -      102,060          -    102,060
                 Equity security bank funds       1,113,706            -            -          -  1,113,706
                 Balanced portfolio - equity
                   securities/bonds                       -    1,252,030            -          -  1,252,030

             U.S. government securities
               bank fund                            447,003            -                 447,003

             Collective investment fund             716,686            -            -          -    716,686

             Guaranteed investment contracts,
              at contract value                           -            -            -  1,151,771  1,151,771
                                                 ----------   ----------      -------  ---------  ---------

                     Total investments            2,277,395    1,252,030      102,060  1,151,771  4,783,256

         Accrued interest and dividends               9,562        6,194        6,790      5,841     28,387
         Contributions receivable - employee          9,608        6,464          666          -     16,738
         Contributions receivable - employer          3,426        2,270          239          -      5,935
                                                 ----------   ----------      -------  ---------  ---------

                     Total net assets           $ 2,299,991    1,266,958      109,755  1,157,612  4,834,316
                                                 ==========   ==========      =======  =========  =========

         Number of units outstanding                              29,494        4,297  1,151,771
                                                              ==========      =======  =========

         Net assets per unit                                 $     42.96        25.54       1.01
                                                              ==========      =======  =========

(NOTE)  Continued on page Ex. 99-14.

                                   Ex. 99-13

                   THRIFT PLAN OF DELTIC TIMBER CORPORATION
                         Notes to Financial Statements


(NOTE)  Continued from page Ex. 99-13.

                                                              Deltic   Murphy Oil
                                                 Previous     Common    Common
                                                   Page       Stock      Stock
                                                 Subtotal      Fund      Fund      Total
                                                -----------  --------  --------  ---------

     Assets
         Investments, at fair value
             Common Stock
                 Deltic Timber Corporation      $         -  895,108         -     895,108
                 Murphy Oil Corporation                   -        -   881,964     881,964
                                                 ----------  -------   -------   ---------
                     Total Common Stock                   -  895,108   881,964   1,777,072

             Mutual funds
                 Equity securities                  102,060        -         -     102,060
                 Equity security bank funds       1,113,706        -         -   1,113,706
                 Balanced portfolio - equity
                   securities/bonds               1,252,030        -         -   1,252,030

             U.S. government securities
               bank fund                            447,003            447,003

             Collective investment fund             716,686        -         -     716,686

             Guaranteed investment contracts,
              at contract value                   1,151,771        -         -   1,151,771
                                                 ----------  -------   -------   ---------

                     Total investments            4,783,256  895,108   881,964   6,560,328

         Accrued interest and dividends              28,387   (2,159)      (44)     26,184
         Contributions receivable - employee         16,738    4,725         -      21,463
         Contributions receivable - employer          5,935    3,299         -       9,234
                                                 ----------  -------   -------   ---------

                     Total net assets           $ 4,834,316  900,973   881,920   6,617,209
                                                 ==========  =======   =======   =========

         Number of units outstanding                          32,698    16,276
                                                             =======   =======

         Net assets per unit                                $  27.55     54.19
                                                             =======   =======

                                   Ex. 99-14

                   THRIFT PLAN OF DELTIC TIMBER CORPORATION
                         Notes to Financial Statements


Note 5 - Net Change in Net Assets Available for Benefits

    The net change in the net assets of the Trust, by investment fund (See Note 3 -Investment Funds and Note 4 - Net Assets by Investment Fund.), for the year ended December 31, 1998, consisted of the following:

                                                  One Group    One Group      One Group
                                                  Government  Disciplined       Growth
                                                     Bond        Value      Opportunities
                                                     Fund         Fund           Fund       Subtotal
                                                  ----------  ------------  --------------  ---------
     Additions to assets
         Contributions
             Employee                              $  45,808       60,093          63,562     169,463
             Employer                                 16,002       18,095          23,282      57,379
             Rollovers from other plans                    -        1,113           1,113       2,226
                                                    --------      -------         -------   ---------
                     Total contributions              61,810       79,301          87,957     229,068
                                                    --------      -------         -------   ---------

         Investment income
             Interest                                      -            -               -           -
             Dividends                                30,678       87,717          85,175     203,570
             Net appreciation/(depreciation)
               in fair value of investments           10,145      (26,966)        101,066      84,245
             Other income/(loss)                         243          375             485       1,103
                                                    --------      -------         -------   ---------
                     Total investment income          41,066       61,126         186,726     288,918
                                                    --------      -------         -------   ---------

                     Total additions to assets       102,876      140,427         274,683     517,986

     Deductions from assets attributed to
       benefits paid                                  27,387       24,922          27,022      79,331
                                                    --------      -------         -------   ---------

     Net change for the year prior to
       interfund transfers                            75,489      115,505         247,661     438,655

     Interfund transfers                             109,001      (19,548)        (53,034)     36,419
                                                    --------      -------         -------   ---------

                     Net change in net assets
                     available for benefits          184,490       95,957         194,627     475,074

     Net assets available for benefits
       Beginning of year                             451,454      516,286         604,929   1,572,669
                                                    --------      -------         -------   ---------

       End of year                                 $ 635,944      612,243         799,556   2,047,743
                                                    ========      =======         =======   =========

(Note)  Continued on page Ex. 99-16.

                                   Ex. 99-15

                   THRIFT PLAN OF DELTIC TIMBER CORPORATION
                         Notes to Financial Statements


(Note)  Continued from page Ex. 99-15.

                                                                 Federated       Fidelity        Vanguard
                                                    Previous      Capital     Advisor Growth   Index Small
                                                      Page      Preservation    Opportunity     Cap Stock
                                                    Subtotal        Fund           Fund            Fund      Subtotal
                                                  ------------  ------------  ---------------  ------------  ---------

     Additions to assets
         Contributions
             Employee                              $   169,463       118,841         169,920        25,769     483,993
             Employer                                   57,379        48,186          55,542         9,677     170,784
             Rollovers from other plans                  2,226             -           3,647             -       5,873
                                                    ----------     ---------       ---------       -------   ---------
                     Total contributions               229,068       167,027         229,109        35,446     660,650
                                                    ----------     ---------       ---------       -------   ---------

         Investment income
             Interest                                        -             -               -             -           -
             Dividends                                 203,570        57,974          60,412        11,642     333,598
             Net appreciation/(depreciation)
               in fair value of investments             84,245             -         233,544       (18,008)    299,781
             Other income/(loss)                         1,103         4,604           1,367          (210)      6,864
                                                    ----------     ---------       ---------       -------   ---------
                     Total investment income           288,918        62,578         295,323        (6,576)    640,243
                                                    ----------     ---------       ---------       -------   ---------

                     Total additions to assets         517,986       229,605         524,432        28,870   1,300,893

     Deductions from assets attributed to
       benefits paid                                    79,331       119,280         119,246         3,791     321,648
                                                    ----------     ---------       ---------       -------   ---------

     Net change for the year prior to
       interfund transfers                             438,655       110,325         405,186        25,079     979,245

     Interfund transfers                                36,419       439,923         (91,743)       27,256     411,855
                                                    ----------     ---------       ---------       -------   ---------

                     Net change in net assets
                     available for benefits            475,074       550,248         313,443        52,335   1,391,100

     Net assets available for benefits
       Beginning of year                             1,572,669       727,322       1,266,958       109,755   3,676,704
                                                    ----------     ---------       ---------       -------   ---------

       End of year                                 $ 2,047,743     1,277,570       1,580,401       162,090   5,067,804
                                                    ==========     =========       =========       =======   =========

(Note)  Continued on page Ex. 99-17.

                                   Ex. 99-16

                   THRIFT PLAN OF DELTIC TIMBER CORPORATION
                         Notes to Financial Statements


(Note)  Continued from page Ex. 99-16.

                                                         Guaranteed     Deltic      Murphy
                                             Previous    Investment     Common      Common
                                               Page       Contracts     Stock       Stock
                                             Subtotal       Fund         Fund        Fund       Total
                                           ------------  -----------  -----------  ---------  ----------
   Additions to assets
      Contributions
         Employee                           $   483,993           -      126,485          -     610,478
         Employer                               170,784        (775)      81,572         (5)    251,576
         Rollovers from other plans               5,873           -        2,163          -       8,036
                                             ----------   ---------    ---------   --------   ---------
           Total contributions                  660,650        (775)     210,220         (5)    870,090
                                             ----------   ---------    ---------   --------   ---------

      Investment income
         Interest                                     -      46,953           89         69      47,111
         Dividends                              333,598           -       10,003     22,923     366,524
         Net appreciation/(depreciation)
          in fair value of investments          299,781           -     (269,405)  (210,365)   (179,989)
         Other income/(loss)                      6,864           -        1,020          -       7,884
                                             ----------   ---------    ---------   --------   ---------
           Total investment income              640,243      46,953     (258,293)  (187,373)    241,530
                                             ----------   ---------    ---------   --------   ---------

           Total additions to assets          1,300,893      46,178      (48,073)  (187,378)  1,111,620

   Deductions from assets attributed to
    benefits paid                               321,648      29,476       40,569      9,105     400,798
                                             ----------   ---------    ---------   --------   ---------

   Net change for the year prior to
    interfund transfers                         979,245      16,702      (88,642)  (196,483)    710,822

   Interfund transfers                          411,855    (629,826)     217,971          -           -
                                             ----------   ---------    ---------   --------   ---------

           Net change in net assets
            available for benefits            1,391,100    (613,124)     129,329   (196,483)    710,822

   Net assets available for benefits
     Beginning of year                        3,676,704   1,157,612      900,973    881,920   6,617,209
                                             ----------   ---------    ---------   --------   ---------

     End of year                            $ 5,067,804     544,488    1,030,302    685,437   7,328,031
                                             ==========   =========    =========   ========   =========


                                   Ex. 99-17

                    THRIFT PLAN OF DELTIC TIMBER CORPORATION
                         Notes to Financial Statements



Note 6 - Income Tax Status

 The Plan meets the necessary requirements of the Tax Reform Act of 1986 as documented in Section 401(a) of the Internal Revenue Code, and accordingly, the related Trust is exempt from taxation under the provisions of Section 501(a) of the Internal Revenue Code. A favorable determination letter from the Internal Revenue Service has not been obtained for the Plan as currently amended and restated. A request for such is to be filed. Until such time as cash or shares are withdrawn from the Plan by a participant or a participant's beneficiary, no income tax is payable by the participant/beneficiary on: contributions made by the Company on the participant's behalf, allotments made by the participant pursuant to the Economic Recovery Tax Act of 1981, or any amounts added to the participant's accounts representing his/her proportional share of the investment income of the Trust.


Note 7 - Related Party Transactions

 Certain Plan investments are shares of mutual funds managed by Bank One Corporation Investment Advisors, a registered investment advisor and an indirect subsidiary of Bank One Corporation. Bank One Corporation is the Trustee of the Plan and, therefore, these transactions qualify as party-in-interest transactions. The Company is the sponsor of the Plan, and is considered a party-in-interest.


Note 8 - Concentration of Investments

 Deltic Common Stock made up 14.1% of the net assets available for benefits at December 31, 1998, and 13.6% at December 31, 1997. Murphy Oil Common Stock made up 9.4% of net assets available for benefits at December 31, 1998, and 13.3% at December 31, 1997. Of the remaining net assets available for benefits, 27.9% were invested in bank funds managed by Bank One at December 31, 1998, and 23.8% were invested in bank funds managed by First NBC at December 31, 1997. GIC's consisted of 7.4% and 17.5% of the net assets available for benefits at December 31, 1998 and 1997, respectively. The collective investment fund consisted on 17.4% at December 31, 1998, and 11.0% at December 31, 1997. The future value of the investments in Deltic and Murphy Oil Common Stocks will depend upon the future well-being of Deltic and Murphy Oil, the timber and petroleum industries, and the overall U.S. economy.

 The GIC's are with companies having high ratings (indicative of financial strength) from well-known rating services. To-date, the Trust has not incurred any credit-related losses.

                                   Ex. 99-18

                    THRIFT PLAN OF DELTIC TIMBER CORPORATION
                         Notes to Financial Statements



Note 9 - Year 2000

 The Plan could be adversely affected if the Company's computer systems and those of service providers used by the Plan or the Trustee do not properly process and calculate date-related information from and after January 1, 2000. This is commonly known as the "Year 2000 Issue". The Company is taking steps that it believes are reasonably designed to address the Year 2000 Issue with respect to the computer systems that it uses and to obtain satisfactory assurances that comparable steps are being taken by each of the Plan's other major service providers. At this time, however, there can be no assurance that these steps will be sufficient to avoid any material adverse effect on the Plan's activities and, accordingly, its net assets available for benefits and changes therein.


Note 10 - Subsequent Events

 In March 1999, the One Group Disciplined Value Fund was renamed to be the One Group Mid Cap Value Fund, and the One Group Growth Opportunities Fund was renamed to be the One Group Mid Cap Growth Fund. Fund balances or objectives were not affected by the change.

 The Company has engaged SunTrust Bank to be the new trustee and investment manager for the Plan effective July 1, 1999. Employees will be able to select from nine investment options under the new trustee. Balances existing at Bank One will be transferred to funds with similar investment objectives at SunTrust.

                                   Ex. 99-19

                   THRIFT PLAN OF DELTIC TIMBER CORPORATION
                                  Schedule I
          Item 27a - Schedule of Assets Held for Investment Purposes*
                               December 31, 1998





              Description of                                                    Current     Value Per
            Identity of Issuer                   Investment         Cost         Value      Share/Unit
-------------------------------------------  ------------------  -----------  ------------  ----------

Corporate Common Stocks
 Deltic Timber Corporation                    51,704.077 shares  $ 1,215,006  1,032,999 **      19.979
 Murphy Oil Corporation                       16,826.810 shares      731,140    685,581 **      40.743

Shares in Investment Funds
 One Group Government Bond Fund               61,928.275 shares      620,514    632,907 **      10.220
 One Group Growth Opportunities Fund          34,183.655 shares      552,836    799,556 **      23.390
 Vanguard Index Small Cap Stock Fund           7,084.390 shares      168,870    150,189         21.200
 Fidelity Advisor Growth Opportunity Fund     31,457.026 shares    1,388,113  1,580,401 **      50.240
 One Group Disciplined Value Fund             42,454.598 shares      675,481    611,771 **      14.410
 Federated Capital Preservation Fund         126,942.356 shares    1,266,035  1,269,424 **      10.000

Other Investments
 Guaranteed Investment Contracts Fund        541,266.380 units       533,055    541,266 **       1.000
                                             ------------------   ----------  ------------

                                             913,847.567         $ 7,222,087  7,304,094
                                             ============         ==========  ============




  * The above data is based on information which has been certified as accurate and complete by the Trustee, Bank One Corporation. Bank One manages the three One Group Funds and, accordingly is a party-in-interest. Additionally, Deltic Timber Corporation, as sponsor of the Plan, is considered a party-in-interest.

 ** These investments are greater than 5% of net assets available for benefits.

                                   Ex. 99-20

                   THRIFT PLAN OF DELTIC TIMBER CORPORATION
                                  Schedule II
                Item 27d - Schedule of Reportable Transactions*
                     For the Year Ended December 31, 1998



                                                                                                           Sales Transactions
                                                                                                      -----------------------------
                                                                                            Purchase  Selling  Cost of      Net
           Description of Transaction                                                       Price**    Price    Asset   Gain/(Loss)
-------------------------------------------------                                           --------  -------  -------  -----------

Category 1 - A transaction in excess of 5% of beginning of year Plan net assets available for benefits.

  Shares in Investment Funds
    Federated Capital Preservation Fund
       July 3, 1998                                                                         474,164        -        -           -

  Other Investments
    Guaranteed Investment Contracts Fund
       July 2,1998                                                                                -  474,164  474,164           -

Category 3 - A series of transactions in excess of 5% of beginning of year Plan net assets available for benefits.


  Corporate Common Stocks
   Deltic Timber Corporation
     (106 purchases, 44 sales)                 492,612   86,373   92,444  (6,071)

  Shares in Investment Funds
     One Group Government Bond Fund
       (73 purchases, 34 sales)                256,925   81,167   79,766   1,401

     One Group Growth Opportunities Fund
       (69 purchases, 41 sales)                230,050  300,474  287,895  12,579

     Federated Capital Preservation Fund
       (81 purchases, 56 sales)                901,475  348,738  347,525   1,213

     Fidelity Advisor Growth Opportunity Fund
       (69 purchases, 54 sales)                339,573  244,746  237,245   7,501

     Guaranteed Investment Contracts Fund
       (15 sales)                                    -  660,077  660,077       -



(NOTE 1) Current value is substantially the same as purchase price or selling price of the security on the transaction date.

  * The above data is based on information which has been certified as accurate and complete by the Trustee, Bank One Corporation. Bank One Corporation manages the three Bank One Funds and, accordingly, is a party-in-interest. Additionally, Deltic Timber Corporation, as sponsor of the Plan, is considered a party-in-interest.

 ** The purchase price denotes cost and current value of the security on the transaction date.

                                   Ex. 99-21

                                   SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the Employee Benefits Committee has duly caused this Annual Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   THRIFT PLAN OF DELTIC
                                   TIMBER CORPORATION



Dated:    June 28, 1999            By:   /s/Clefton D. Vaughan
      ---------------------           --------------------------
                                      Clefton D. Vaughan, Vice President
                                      of Finance and Administration and
                                      Chairman of Employee Benefits
                                      Committee, Deltic Timber Corporation

                                   Ex. 99-22

                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------



The Board of Directors
Deltic Timber Corporation:



We consent to incorporation by reference in the Registration Statement (No. 333-34317) on Form S-8 of Deltic Timber Corporation of our report dated June 11, 1999, relating to the statements of net assets available for benefits of the Thrift Plan of Deltic Timber Corporation as of December 31, 1998 and 1997, and the related statement of changes in net assets available for benefits for the year ended December 31, 1998, which report appears in the December 31, 1998 annual report on Form 11-K of the Thrift Plan of Deltic Timber Corporation.

/s/KPMG LLP

KPMG LLP
Shreveport, Louisiana
June 28, 1999

                                   Ex. 99-23